Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form F-3 No. 333-216944) of Performance Shipping Inc.,
(2)	Registration Statement (Form F-3 No. 333-215748) of Performance Shipping Inc., and
(3)	Registration Statement (Form F-3 No. 333-197740) of Performance Shipping Inc.;
of our report dated March 18, 2019, with respect to the consolidated financial statements of Performance Shipping Inc. included in this Annual Report (Form 20-F) of Performance Shipping Inc. for the year ended December 31, 2018.

/s/ Ernst & Young (Hellas) Certified Auditors-Accountants S.A.
Athens, Greece
March 18, 2019